UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2011

Carrollton Bancorp
(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, Maryland		21046
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code (410) 312-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporation Governance and Management

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 23, 2011, Carrollton Bancorp (the “Company”) and its wholly-owned subsidiary, Carrollton Bank (the “Bank”), entered into an executive retention agreement with Gary M. Jewell, Senior Vice President/ Electronic Banking at the Bank.  Pursuant to the agreement, Mr. Jewell will be granted 10,000 restricted shares of the Company’s common stock.  The shares of restricted stock vest, and any restrictive legends will be removed, on February 28, 2013, provided that if the Company or the Bank merges with or is sold to another entity, the shares of restricted stock will vest, and any restrictive legends will be removed, immediately prior to the effective date of any such merger or sale.  Mr. Jewell will not be entitled to receive the shares of restricted stock if his employment is terminated for cause, as defined in his employment agreement, or he voluntarily terminates his employment prior to the award of such shares.  Further, if Mr. Jewell voluntarily terminates his employment or Mr. Jewell is terminated for cause, any shares not vested revert back to the Company.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Executive Retention Agreement dated May 23, 2011 by and between Carrollton Bank and Carrollton Bancorp and Gary M. Jewell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

	By:	/s/ Robert A. Altieri
Name: Robert A. Altieri
Date: May 25, 2011	Title: Chief Executive Officer and President

	By:	/s/ Mark A. Semanie
Name: Mark A. Semanie
Date: May 25, 2011	Title:	Chief Financial Officer